Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-176133, No. 333-182047, No. 333-188455, No. 333-195888, No. 333-220987, No. 333-224933, No. 333-227153, No. 333-232337, and No. 333-253594) on Form S-8 of our report dated February 24, 2020, except for Note 13, as to which the date is February 26, 2021, with respect to the consolidated financial statements of Lattice Semiconductor Corporation and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

February 23, 2022